Exhibit 10.1

Amended and Restated Incentive Bonus (IB) Plan
GENERAL PLAN DESCRIPTION
This Activant Solutions Inc. Amended and Restated Incentive Bonus Plan (the “Plan”) is designed to create an incentive for employees selected to participate in the Plan (“Participants”) to align their individual goals with those of Activant Solutions Inc. (the “Company”) and to reward Participants with an annual incentive bonus award (“IB”) when the benefits of that alignment are reflected in the Company’s financial results. Participants will be designated as “Company” or “Business Unit” Participants and any award payments will be calculated accordingly.
IBs are determined based upon the actual achievement by the Company and/or respective Business Unit (if applicable to the Participant) of certain financial performance measures as established for the Company for each fiscal year (“Plan Year”). The applicable financial performance measures (“Financial Measures”) will be established for each Plan Year by the Company’s Board of Directors (“Board”) or Compensation Committee of the Board (“Compensation Committee”). Actual Company and/or, as applicable, Business Unit, financial performance will be compared against the Financial Measures to produce an “Achievement Award Percentage” (“AAP”). This Achievement Award Percentage will then be multiplied against a Participant’s Target Incentive Compensation (“TIC”) to determine such Participant’s IB.
PLAN TERM; ANNUAL ACHIEVEMENT MEASURES
Commencing October 1, 2009, each fiscal year in which Financial Measures are approved by the Board or Compensation Committee shall be a separate Plan Year.
ELIGIBILITY & PARTICIPATION
Qualifying jobs/job levels under the Plan are subject to review and approval by the Company’s Chief Executive Officer (“CEO”). Employees in qualifying job/job levels who are not concurrently participating in another Company incentive plan may be nominated by management to participate in this Plan. The nominated employee becomes a Participant if: (i) the nomination is approved by the CEO; and (ii) have signed a copy of an employee proprietary information and inventions agreement, and the software agreement, each as issued by Activant, and returned them to the Activant HR Department (x) within the first 30 days of the Plan Year; (y) on or before February 26, 2010, or (z) on the Participant’s first date of employment with the Company, whichever is later. Once a Participant’s participation in the Plan is properly approved, he/she will be assigned a TIC by the functional Vice President for such Participant and the assigned TIC will be subject to approval by the CEO and/or SVP HR.
Subject to the immediately following paragraphs, participation for each Participant will commence upon the later of the first day of the Plan Year or the first day of the first full fiscal quarter immediately following the employee’s acceptance as a Participant. Participants who begin participation in the Plan after the start of the Plan Year will have their IB prorated based upon the number of full fiscal quarters for which they were a Participant. The terms of the CEO’s participation in the Plan will be determined by the Board and/or the Compensation Committee.
A Participant may be removed from the Plan or have his or her TIC reduced if his or her job performance, as documented through the Company’s performance appraisal program, is not at least maintained at a level consistent with the “MC” classification on the Company’s performance rating scale. Any Participant who has a change in his or her TIC (including a reduction in his or her TIC) with an effective date after the beginning of a fiscal quarter will have that change take effect at the beginning of the next fiscal quarter.
In order to earn an IB, a Participant must be employed by the Company at the time of the determination of the AAP by the Board (or Compensation Committee), as well as at the time of the actual payment of the IB. Any Participant whose employment with the Company terminates for any reason prior to the IB payment date will not earn an IB.

Amended and Restated Incentive Bonus (IB) Plan
DETERMINATION OF ACHIEVEMENT AWARD PERCENTAGE AND PAYOUT AUTHORITY
The AAP will normally be determined by the Board (or Compensation Committee) within 75 days after the end of the fiscal year and the AAP may range from 0 — 200% depending upon the Financial Measures achieved. The AAP will be determined based upon the performance of the Company and the relevant Business Units against the Financial Measures. The CEO and Board (or Compensation Committee) reserves the right to reduce the AAP for a Plan Year, and/or delay IB payments for a Plan Year, if they determine that such reduction or delay is financially prudent. In all cases a Participant must be employed at the time of the actual payment of the IB. Without limiting the foregoing, no IBs will become earned or payable until the AAP is approved by the Board (or Compensation Committee) and the financial statements for the Plan Year have been approved by the Audit Committee of the Board.
FINANCIAL COMPONENTS
The annual Financial Measures may include the following components, as well as other financial measures, as determined by the Board or Compensation Committee:
Company Performance Target:
•	Annual adjusted EBITDA: Earnings Before Interest, Taxes, Depreciation, and Amortization as defined under the Company’s existing bank credit facility agreement as adjusted for the inclusion or exclusion of financial components as defined by the Board (referred to in this document as “Adjusted EBITDA”).

•	Annual revenue: Revenue from the sale of goods and services by the Company.
Business Unit Performance Target:
•	Business Unit Contribution (if applicable): Business unit annual revenue less Business Unit annual expenses, including applicable corporate allocations.

•	Business Unit annual revenue: Revenue from the sale of goods and services by the Business Unit.
IB WEIGHTING
All Participants will be classified as Company Participants or Business Unit Participants. Company Participants will have their IB determined based solely upon the Company’s achievement against the Company Financial Measures, and Business Unit Participants will have their IB determined based upon the relevant Business Unit’s achievement of its Financial Measures and the Company’s achievement against the Company Financial Measures. (Note that if the Company does not achieve its minimum target Financial Measures, there will be no IB payments earned, even by Business Unit Participants whose Business Units meet their Financial Measures targets.) IBs for each type of Participant will be “weighted” as follows:

		Business
	Company	Unit
	Financial	Financial
Participant	Achievement	Achievement

Company	100%	0%
Business Unit	30%	70%

Amended and Restated Incentive Bonus (IB) Plan
Computation of IBs
IBs are calculated by multiplying the AAP times the Participant’s TIC, subject to the weighting described in the previous section.
IMPORTANT NOTE: EXCEPTIONS TO PLAN PROVISIONS AS STATED IN THIS DOCUMENT FOR ANY PARTICIPANT REQUIRE SPECIFIC WRITTEN APPROVAL BY THE CEO. There is no vested entitlement to any IB, and IBs are payable at the sole discretion of the Chief Executive Officer and are subject to authorization by the Board (or the Compensation Committee). Participants should not make any assumption with respect to whether a payment will be made under this Plan or the amount of any such payment. This Plan and any annual Financial Measures used for determining awards under the Plan may be changed or withdrawn at any time by the Board (or Compensation Committee). Plan payment terms, participation and eligibility for payment may be changed at any time by the CEO at the discretion of the CEO and all Company incentive plans require review and approval by the CEO and the Compensation Committee. No statement, expressed or implied, or any other feature of the Plan affects the employment-at-will status of Participants. The Company, the Board, the Compensation Committee and/or the CEO have full discretionary authority to administer and interpret the Plan, including discretionary authority to determine eligibility for participation and for bonus payments under the Plan, the amount of bonus (if any) payable per Participant and to interpret or provide for any omitted or ambiguous terms.

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